Exhibit 99.1

Avalo Therapeutics Announces First Patient Dosed in the Phase 2 PEAK Trial of AVTX-002 for the Treatment of Non- Eosinophilic Asthma (NEA)

•Topline results expected 4Q2022

WAYNE, Pa. AND ROCKVILLE, Md., May 18, 2022 — Avalo Therapeutics, Inc. (Nasdaq: AVTX), announced that the first patient has been dosed in the company’s Phase 2 PEAK (A Phase 2, Randomized, Double-Blind, Placebo-Controlled, Parallel Group Study to Evaluate the Safety and Efficacy of AVTX- 002 for the Treatment of Poorly Controlled Non-Eosinophilic Asthma K) trial evaluating AVTX-002 for the treatment of non-eosinophilic asthma (NEA).

“Dosing the first patient in the Phase 2 PEAK trial brings us a step closer to delivering a new treatment option to these patients. Nearly half of all asthma patients have NEA, for which there is no specific treatment currently approved,” said Garry A. Neil, MD, President and Chief Executive Officer, Avalo Therapeutics.

Phase 2 Trial
The PEAK trial (n=approximately 80) is a 12-week randomized, double-blind, placebo- controlled study to evaluate the safety and efficacy of AVTX-002 for the treatment of poorly controlled NEA (NCT05288504). The primary endpoint is the proportion of subjects who experience an asthma-related event. At baseline, subjects will be randomized to receive either AVTX-002 or placebo once monthly.

NEA
Asthma is a chronic disease of the lungs characterized by airway inflammation causing swelling and excess mucous production. Asthma is classified as eosinophilic or non- eosinophilic, with 50% of severe asthma cases related to NEA. Many patients with NEA respond suboptimally to standard asthma treatments, especially to inhaled corticosteroids. This can lead to a higher severity of disease and more difficult-to-control asthma, which can be life-threatening for some patients.

About Avalo Therapeutics
Avalo Therapeutics is a leading clinical-stage precision medicine company that discovers, develops, and commercializes targeted therapeutics for patients with significant unmet clinical need in immunology and rare genetic diseases. The Company has built a diverse portfolio of innovative therapies to deliver meaningful medical impact for patients in urgent need. The Company’s clinical candidates commonly have a proven mechanistic rationale, biomarkers and/or an established proof-of-concept to expedite and increase the probability of success.

For more information about Avalo, please visit www.avalotx.com.

Forward-Looking Statements
This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts.

Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; the future financial and operational outlook; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Avalo’s management but are subject to significant risks and uncertainties, including: Avalo's cash position and the potential need for it to raise additional capital; drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; reliance on key personnel, including as a result of recent management changes; regulatory risks; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic and tensions in Ukraine; and those other risks detailed in Avalo’s filings with the SEC. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Chris Brinzey
ICR Westwicke
Chris.brinzey@westwicke.com
339-970-2843
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